Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-139190) pertaining to the Employee Stock Option Plan, as amended and restated, the 2006 Stock Incentive Plan and individual director options agreements of Emergent BioSolutions, Inc.,
2.Registration Statement (Form S-8 No. 333-161154) pertaining to the Amended and Restated 2006 Stock Incentive Plan of Emergent BioSolutions Inc.,
3.Registration Statement (Form S-8 No. 333-184699) pertaining to the 2012 Employee Stock Purchase Plan and the Second Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan,
4.Registration Statement (Form S-8 No. 333-196232) pertaining to the Third Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan,
5.Registration Statement (Form S-8 No. 333-216294) pertaining to the Fourth Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan,
6.Registration Statement (Form S-8 No. 333-225283) pertaining to the Emergent BioSolutions Inc. Stock Incentive Plan,
7.Registration Statement (Form S-8 No. 333-256798) pertaining to the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan,
8.Registration Statement (Form S-3ASR No. 333-258634) of Emergent BioSolutions Inc. and Subsidiaries, and
9.Registration Statement (Form S-8 No. 333-272433) pertaining to the Emergent BioSolutions Inc. and Amended and Restated Stock Incentive Plan and the Emergent BioSolutions Inc. Amended Employee Stock Purchase Plan

of our report with respect to the consolidated financial statements and schedule of Emergent BioSolutions Inc. and subsidiaries dated March 1, 2023 (except for Note 2, as to which the date is December 11, 2023) and our report with respect to the effectiveness of internal control over financial reporting of Emergent BioSolutions Inc. and subsidiaries dated March 1, 2023 (except for the effect of the material weakness described in the second and third paragraphs, as to which the date is December 11, 2023) included in this Form 10-K/A of Emergent BioSolutions Inc. and subsidiaries for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Tysons, Virginia
December 11, 2023